                                                                       EXHIBIT C

                             DART GROUP CORPORATION
                             ----------------------
                             1992 STOCK OPTION PLAN
                             ----------------------

          DART GROUP CORPORATION, a Delaware corporation (hereinafter referred to as the ("Company"), has adopted effective as of December 8, 1991, a stock option plan (hereinafter referred to as the "Plan") for its full-time key employees and directors in accordance with the following terms and conditions. This Plan is subject to approval by the holders of a majority of the shares of the common stock of the Company present in person or by proxy and entitled to vote at the 1992 annual meeting of shareholders of the Company. In the event such approval is not obtained, this Plan and all options granted hereunder the Option Agreements entered into pursuant hereto shall be null and void and of no force or effect.

                                  SECTION ONE
                                  -----------
                      DESIGNATION AND PURPOSE OF THE PLAN
                      -----------------------------------

          A.  DESIGNATION.  The Plan is designated the "DART GROUP CORPORATION
              -----------
1992 STOCK OPTION PLAN."

          B.  PURPOSE.  The purpose of this Plan is to advance the growth and
              -------
development of the Company by affording an opportunity to executives and key employees and directors of the Company and its Subsidiary Companies (as defined below) to purchase shares of the company's stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. Competition and technical developments in

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the Company's lines of business make it necessary for the Company and its
Subsidiary Companies to attract and retain persons of competence and to encourage the highest level of performance if the Company is to maintain and improve its position in the Company's lines of business and to continue to serve the best interests of its stockholders and customers. The acquisition of such stock by such employees and directors, who are primarily responsible for the Company's success, provides a continuing incentive for them to promote the best interests of the Company, and, by giving such employees and directors a proprietary interest in the Company, induces them to continue in the employ of the Company and its Subsidiary Companies. The Plan also enables the Company to attract competent persons to enter the employ or serve as directors of the Company and its Subsidiary Companies.

          Prior to the adoption of this Plan, the Company had in effect the Dart Drug Corporation 1981 Incentive Stock Option Plan (the "Prior Plan"), which expired on December 7, 1991. All options granted and in effect under the Prior Plan will remain outstanding and subject to the terms of the Prior Plan.

                                  SECTION TWO
                                  -----------
                                  DEFINITIONS
                                  -----------
          The following definitions shall be applicable to the terms used in the
Plan:
          A.  "Code" means the Internal Revenue Code of 1986, as presently in
              ------
effect or as hereafter amended.

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          B.  "Committee" means the Stock Option Plan Committee appointed to
              -----------
administer the Plan pursuant to Section Four.

          C.  "Company" means DART GROUP CORPORATION, a Delaware corporation.
              ---------

          D.  "Director" means a member of the Board of Directors of the Company
              ----------
or any Subsidiary Company.

          E.  "Eligible Employee" means any executive or key employee of the
              -------------------
Company or any Subsidiary Company who is employed on a full-time basis. Employees on leave of absence or in military service are not Eligible Employees while on a leave of absence or in military service.

          F.  "Incentive Stock Option" means an option as defined in Section 422
              ------------------------
of the Code and any other applicable provisions of the Code.

          G.  "Non-qualified Stock Option" means an option granted hereunder
              ----------------------------
which does not qualify as an Incentive Stock Option.

          H.  "Option" means an Incentive Stock Option and a Non-qualified Stock
              --------
Option.

          I.  "Participant" means any Eligible Employee or Director who is
              -------------
granted an Option as provided in the Plan.

          J.  "Stock" means authorized and unissued or reacquired shares of
              -------
Class A common stock of the Company.

          K.  "Subsidiary Company" means any present or future "subsidiary
              --------------------
corporation" of the Company as such term is defined in Section 424(f) of the Code and which the Company has elected to be covered by the Plan.

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          L.  Where applicable, the terms used in this Plan have the same meaning as the terms used in the Code, and the regulations and rulings issued thereunder and pursuant thereto.

          M. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine or neuter.

                                 SECTION THREE
                                 -------------
                            STOCK SUBJECT TO OPTIONS
                            ------------------------

          A.  TOTAL NUMBER OF SHARES.  The total number of shares of Stock which
              -----------------------
may be issued by the Company to all Participants under this Plan is 400,000 shares of which (i) the maximum total number of shares that may be issued to Participants pursuant to Incentive Stock Options is 200,000; and (ii) the maximum total number of shares that may be issued to Participants pursuant to non-qualified stock options is 200,000. The total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Board of Directors of the Company and approved by the stockholders of the Company. Such Stock may either be authorized and unissued or reacquired Stock.

          B.  EXPIRED INCENTIVE STOCK OPTIONS.  If any Option granted under this
              --------------------------------
Plan is terminated or expires for any reason whatsoever, in whole or in part, the shares (or remaining shares) of Stock subject to that particular Option shall again be available for grant under this Plan.

                                      C-4
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                                 SECTION FOUR
                                 ------------
                           ADMINISTRATION OF THE PLAN
                           --------------------------

          A.  APPOINTMENT OF COMMITTEE.  The Board of Directors of the Company
              -------------------------
shall appoint a Stock Option Plan Committee which shall consist of not less than two (2) members of such Board of Directors, none of whom is, or has been during the one (1) year period prior to his appointment, an Eligible Employee. In addition, the Board of Directors shall designate a member of the Committee to act as Chairman of the Committee. The Board of Directors, in its sole discretion, may, at any time, remove any member of the Committee and appoint any director to fill any vacancy on the Committee who is not, and who has not been during the one (1) year period prior to his appointment, an Eligible Employee. The Board of Directors shall remove, as soon as practicable, any member of the Committee, who, after having been designated a member of the Committee, becomes an Eligible Employee; provided that, prior to his removal, no such member who has become an Eligible Employee shall, as of and after such time as he has become an Eligible Employee, have any of the powers or authority granted under this Section Four.

          B.  COMMITTEE MEETINGS.  The Committee shall hold its meetings at such
              -------------------
times and places as are specified by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of a quorum present at a meeting duly called by the Committee Chairman; provided, however, any action taken by a written document signed by a majority of the Committee members

                                      C-5
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shall be as effective as action taken by the Committee at a meeting duly called and held.

          C.  COMMITTEE POWERS.  Subject to the terms and provisions of this
              -----------------
Plan and the requirements of the Code, the Committee, in its sole discretion, shall have full power and authority to (a) designate the Participants to whom Options shall be granted, (b) determine the number of shares to be made available under each such Option award, (c) determine the period or periods in which the Participant may exercise such Option, subject to the requirement that no Option shall be exercisable until six months from the date of its grant, and
(d) determine the date on which such Option expires; provided, however, that the
                                                     --------  -------
Committee shall not have the right to exercise any discretion with respect to granting Options under the Plan to Participants who are Directors and not Eligible Employees, and provided further that the Committee's discretion with
                        -------- -------
respect to options granted under the Plan to officers, directors or any person who possesses more than ten percent of the combined voting power of all classes of stock of the Company or any Subsidiary Company (hereinafter, "Ten Percent Holders") shall be limited as set forth in subsection 2 below.

          1. The Committee shall be required to grant 1500 Non-qualified Stock Options to each Director who is not an Eligible Employee each calendar year.
The Committee shall be required (i) to grant such Non-qualified Stock Options to be effective as of July 31 of each year; (ii) provide that such Options granted to such persons shall expire five years from the date of grant plus

                                      C-6
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the period of time necessary to enable such person to exercise the option during the next following exercise period described in subsection 2 below; provided,
                                                                    --------
however, that such term shall in no event exceed five years for any Ten Percent
-------
Holder as provided in Section 8; and (iii) provide that any Options granted such persons may not be exercised during the six month period immediately following the date of grant and thereafter may only be exercised as to one fourth of the number of shares each year thereafter on a cumulative basis except as provided in subsection 2 below.

          2. The Committee shall be required, with resect to Participants who are officers, directors and/or Ten Percent Holders of the Company or any Subsidiary Company, to require that Options may only be exercised by such person during the period beginning on the second business day following the date of the release by the Company for publication of quarterly and annual summary statements of sales and earnings and ending on the forty-fifth business day following such release date.

          3. Subject to the foregoing, the Committee shall have all rights, powers and authority necessary or appropriate to administer this Plan in accordance with its terms, including, without limitation, the power to make binding interpretations of this Plan and to resolve all questions (whether express or implied) arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee, in its sole discretion, deems necessary or appropriate.

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          D.  COMPLIANCE WITH INTERNAL REVENUE CODE.  The Committee shall at all
              --------------------------------------
times administer this Plan and make interpretations hereunder in such manner that Incentive Stock Options granted hereunder shall at all times constitute incentive stock options under the Code.

                                  SECTION FIVE
                                  ------------
                           SELECTION OF PARTICIPANTS
                           -------------------------

          A.  DISCRETION OF COMMITTEE.  In determining which Eligible Employees
              ------------------------
shall be offered Options, as well as the terms thereof, the Committee shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Committee deems relevant. Except as expressly set forth in
Section 4.C hereof, the Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

          B.  LIMITATION ON GRANT OF INCENTIVE STOCK OPTIONS.  An Incentive
              -----------------------------------------------
Stock Option may not granted to any Participant if the grant of such Incentive Stock Option to such Participant would otherwise cause the aggregate fair market value (determined

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on the date the option is granted) of the Stock subject to an Incentive Stock
Option that can be exercised for the first time by such Participant during the calendar year under all incentive stock option plans of the Company (without taking into account any incentive stock options issued prior to January 1, 1987 pursuant to the Prior Plan that may become exercisable during such calendar year) to exceed $100,000, provided that such limitation shall be increased to any greater amount permitted by the Code as amended from time to time.

          C.  DETERMINATION OF STOCK OWNERSHIP.  For purposes of this Plan, a
              ---------------------------------
Participant's Stock ownership shall be determined pursuant to the rules of constructive ownership set forth in Section 424(d) of the code.

                                  SECTION SIX
                                  -----------
                                OPTION AGREEMENT
                                ----------------

          A.  FORM OF OPTION.  Each Option granted to a Participant shall be
              ---------------
evidenced by a written agreement, executed by the Participant and the Company, stating the number of shares of Stock subject to the Option evidenced thereby and such terms and conditions as the Committee determines, subject to the provisions of this Plan (an "Option Agreement"). Each such Option Agreement shall incorporate the provisions of this Plan by reference.

          B.  DATE OF GRANT OF OPTIONS.  The date of the grant of an Option is
              -------------------------
the date specified in the Option Agreement.

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                                 SECTION SEVEN
                                 -------------
                                 OPTION PRICES
                                 -------------

          A.  DETERMINATION OF OPTION PRICE.  The option price per share of
              ------------------------------
Stock deliverable upon the exercise of an Option shall be one hundred percent (100%) of the fair market value of a share of Stock on the date of the Option is granted. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Ten Percent Holder, the option price per share of Stock shall not be less than one hundred and ten percent (110%) of the fair market value of a share of Stock on the date the Incentive Stock Option is granted.

          B.  DETERMINATION OF FAIR MARKET VALUE.  The fair market value of the
              -----------------------------------
Stock on the date of granting an Option shall be determined by the Committee in accordance with the applicable regulations of the Internal Revenue Service.

                                 SECTION EIGHT
                                 -------------
                                 TERM OF OPTION
                                 --------------

          The term of an Option may vary within the sole discretion of the Committee; provided, however, that the term of an Option granted to an Eligible
           --------  -------
Employee who is not a Ten Percent Holder shall not exceed ten years from the date of granting the Option to the Participant; and that the term of an Option granted to a Ten Percent Holder shall not exceed five years from the date of granting the Option to the Ten Percent Holder; and that the term of an Option granted to an Eligible Employee who is a Director (but not a Ten Percent Holder) shall be fixed at five years plus the period of time necessary to

                                      C-10
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enable such person to exercise the option during the next following exercise period referred to in Section 4.C.2 above.

                                  SECTION NINE
                                  ------------
                               EXERCISE OF OPTION
                               ------------------

          A.  LIMITATION ON EXERCISE OF OPTION.  Except as otherwise provided
              ---------------------------------
herein, the Committee, in its sole discretion, may limit an Option by restricting its exercise in whole or in part for specified periods.

          B.  METHOD OF EXERCISING AN OPTION.  Subject to the terms of any
              -------------------------------
particular Option and Section 4.C., a Participant may exercise it in whole or in part by written notice to the Company stating in such written notice the number of shares of Stock such Participant elects to purchase under his Option.

          C.  NO OBLIGATION TO EXERCISE OPTION.  A Participant is under no
              ---------------------------------
obligation to exercise an Option or any part thereof.

          D.  PAYMENT FOR OPTION STOCK.  Upon exercise of an Option, a
              -------------------------
Participant shall be required to pay the exercise price for the number of shares of Stock which the Participant elects to purchase in cash or by good check or money order made payable to the Company.

          E.  DELIVERY OF STOCK TO PARTICIPANT.  The Company shall undertake and
              ---------------------------------
follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Plan. Such delivery, however, may be postponed, at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing

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requirements of any governmental agency, stock exchange or regulatory authority.

                                  SECTION TEN
                                  -----------
                         NONTRANSFERABILITY OF OPTIONS
                         -----------------------------

          During a Participant's lifetime, an Option granted to him may be exercised only by him or by such person's guardian or legal representative. It may not be sold, exchanged, assigned, pledged, discounted, hypothecated or otherwise transferred except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the coded. No Option or any right thereunder shall be subject to execution, attachment or similar process. Upon any attempt to so sell, exchange, assign, pledge, discount, hypothecate or otherwise transfer any Option, or any right thereunder, contrary to the provisions hereof, such Option and all rights thereunder shall immediately become null and void.

                                 SECTION ELEVEN
                                 --------------
                        COMPLIANCE WITH SECURITIES LAWS
                        -------------------------------

          A.  WRITTEN AGREEMENT BY PARTICIPANTS.  Unless a registration
              ----------------------------------
statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon exercise of his Option, the Committee, in its discretion, may require at the time that a Participant exercises his Option, that the Participant agree in writing to acquire such Stock he receives upon exercise of his Option for investment and not for resale or distribution, or to consent to such other agreement as the Committee, in its discretion, may deem to be necessary to

                                      C-12
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comply with the requirements of the Securities Act of 1933 or any applicable state securities laws. A reference to any such agreement shall be inscribed on the Stock certificate(s).

          B.  REGISTRATION REQUIREMENT.  Each Option shall be subject to the
              -------------------------
requirement that, if at any time the Board of Directors of the Company determines that the listing, registration or qualification of the shares subject to the Option upon any stock exchange or under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board of Directors of the Company).

                                 SECTION TWELVE
                                 --------------
                    CHANGES IN CAPITAL STRUCTURE OF COMPANY
                    ---------------------------------------

          In the event of a change in the capital structure of the Company, the number of shares specified in Section Three of this Plan, the number of shares covered by each outstanding Option and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or change effected in any other manner, without receipt of additional or further consideration by the Company; provided,
                                                               --------
however, that any such adjustment shall be made so as not to result in a
-------
"modification" of any Incentive Stock Option within the meaning of Section 424(h) of the Code.

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                                 SECTION THIRTEEN
                                 ----------------
                   REORGANIZATION, DISSOLUTION OR LIQUIDATION
                   ------------------------------------------

          In the event the Company consolidates with, merges into, or transfers substantially all its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code, or in the event of the Company's dissolution or liquidation other than pursuant to any plan of such reorganization, all outstanding Options shall thereupon terminate; provided, however, that the Company shall give at least fifteen days' written notice to holders of unexercised Options prior to the effective date of such consolidation, merger, reorganization, dissolution or liquidation; and, unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 424(a) of the Code) by the surviving or acquiring corporation in any such consolidation, merger or other reorganization, all Options previously issued shall accelerate upon such notice, and the holders thereof may exercise such Options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options, including, without limitation, those imposed by Section 4.C.2.

                                SECTION FOURTEEN
                                ----------------
                           TERMINATION OF EMPLOYMENT
                           -------------------------

          A.  SEVERANCE.  Subject to the subsequent provisions of this Section
              ----------
Fourteen, in the event that a Participant's employment with the Company and its Subsidiary Companies terminates for any reason, any Option granted to him terminates three months after the earlier of (i) the giving of notice by the Company, any Subsidiary Company or the Participant of such termination or, in the absence of such notice, (ii) the date of such termination of employment; provided, however, that
                                                         --------  -------
in the event the Participant's employment is terminated by reason of the Participant's unlawful or illegal conduct or malfeasance in the performance of his employment duties, any option granted to him shall terminate on the date his employment terminates.

          B.  DEATH.  Subject to the provisions of paragraph C of this Section
              ------
Fourteen, if a Participant dies while in the employ of the Company or any Subsidiary Company, on leave of absence of on military leave, his Option may be exercised within one year after his death by the executor or administrator of the estate of the Participant or by the person to whom the Option shall pass by will or by the laws of descent and distribution, but only to the extent the Participant was entitled to exercise the Option on the date of his death.

          C.  LIMITATION.  Notwithstanding the provisions of paragraph B of this
              -----------
Section Fourteen or any other provisions of this Plan, in no event may an Option be exercised by anyone after the expiration date provided for in Section Eight of this Plan or the date specified in the Option Agreement.

          D.  PARENT - SUBSIDIARIES.  For the purposes of paragraph A of this
              ----------------------
Section Fourteen, transfer of employment between corporations in this group comprised of the Company and

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its Subsidiary Companies shall not be deemed a termination of employment.

                                SECTION FIFTEEN
                                ---------------
                              APPLICATION OF FUNDS
                              --------------------

          All proceeds received by the Company from the exercise of Options shall be paid into its treasury. Such proceeds shall be used for general corporate purposes.

                                SECTION SIXTEEN
                                ---------------
                   PARTICIPANT'S RIGHTS AS A HOLDER OF SHARES
                   ------------------------------------------

          A Participant, or other person authorized to exercise the Participant's Option pursuant to Paragraph B of Section Fourteen, has no rights as a stockholder with respect to any shares of Stock covered by his Option until the date a certificate is issued to him for such Shares. Except as otherwise provided in Section Twelve of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

                               SECTION SEVENTEEN
                               -----------------
                     AMENDMENT AND TERMINATION OF THE PLAN
                     -------------------------------------

          A.  DISCRETION OF THE BOARD OF DIRECTORS.  The Board of Directors of
              -------------------------------------
the Company may amend or terminate this Plan at any time; provided, however,
                                                          --------  -------
that (i) any such amendment or termination shall not without the consent of a Participant adversely affect his rights under an Option previously granted to him; (ii) any such amendment shall not result in a "modification" of any Incentive Stock Option within the meaning of Section 424(h) of the Code; (iii) any such amendment shall not change, modify or otherwise alter the provisions of the Plan applicable to Participants who are Directors, except in response to changes in securities or other laws or rules, regulations or regulatory interpretations applicable to this Plan or to comply with stock exchange rules or requirements; (iv) any amendment which increases the total number of shares of Stock that may be issued under this Plan or changes the definition of Eligible Employee shall be subject to obtaining the approval thereof by the Company's stockholders; and (v) the provisions of this Plan relating to formula grants of options to directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 shall not in any event be amended more than once every six months except to comport with changes in the code, the Employee Retirement Income Security Act, or the rules thereunder.

          B.  AUTOMATIC TERMINATION.  In any event, this Plan shall terminate
              ----------------------
ten (10) years after its approval by the stockholders of the Company or its adoption by the Board of Directors of the Company, whichever is the earlier. Options may be granted under this Plan at any time and from time to time prior to termination of the Plan under this Paragraph B. Any Option outstanding at the time the Plan is terminated under this Paragraph B shall remain in effect until aid Option is exercised or expires in accordance with this Plan and the terms of such Option.

                               SECTION EIGHTEEN
                               ----------------
                                    NOTICES
                                    -------
          All notices and elections by a Participant or any person succeeding to his right to an Option as a result of the Participant's death shall be in writing and delivered in person or by mail to the President or Treasurer of the Company at the principal office of the Company.